Exhibit 10.2

IRREVOCABLE PROXY

This IRREVOCABLE PROXY (this “Irrevocable Proxy”), is made and entered into as of December 5, 2016, by and between Forest City Realty Trust, Inc., a Maryland corporation (the “Company”), and RMS, Limited Partnership, an Ohio limited partnership (“RMS”). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Reclassification Agreement.

WHEREAS, the Company and RMS have entered into that certain Reclassification Agreement, dated as of the date hereof (the “Reclassification Agreement”), pursuant to which, among other things, each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time shall, without any action on the part of the holder thereof, be reclassified and exchanged into 1.31 shares of Class A Common Stock;

WHEREAS, pursuant to Section 5.3 of the Reclassification Agreement, RMS has agreed to certain voting obligations with respect to the RMS Shares, as more specifically set forth therein, and this Irrevocable Proxy constitutes the RMS Proxy for purposes of the Reclassification Agreement; and

WHEREAS, the parties intend that this Irrevocable Proxy shall be a “proxy” created under and pursuant to Section 2-507 of the MGCL, and that the irrevocable appointment of proxies by RMS pursuant to this Irrevocable Proxy are intended to be coupled with an interest by virtue of RMS’s entering into the Reclassification Agreement and the voting obligations contained therein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1

PROXY

1.1     Proxy. RMS hereby irrevocably appoints (to the fullest extent permitted by the MGCL) as its proxy David J. LaRue and Robert G. O’Brien, or either of them, in their respective capacities as officers of the Company, and any individual who shall hereafter succeed any such officer of the Company, and any other person designated in writing by the Company (the “Proxies”), with full power of substitution and resubstitution in each of them, to cast on behalf of RMS all votes that RMS is entitled to cast with respect to the RMS Shares in accordance with Section 5.3(a) of the Reclassification Agreement at the 2017 Annual Meeting and at any special meeting of the Stockholders called with the approval of RMS for the purposes of obtaining Requisite Stockholder Approval, however called, including any postponement or adjournment thereof, in each case to the extent relating to or reasonably expected to affect or concern the Reclassification, at which any of the matters described in Section 5.3(a) of the Reclassification Agreement are to be considered.

1.2     Action by Proxies. Any instruction pursuant to the proxy and power of attorney granted in Section 1.1 may be given by any of the Proxies, acting individually.

1.3     Consideration. This Irrevocable Proxy is coupled with an interest by virtue of, among other things, the voting obligations of RMS set forth in the Reclassification Agreement, was given by RMS to induce the Company to enter into the Reclassification Agreement and, pursuant to Section 2-507(d) of the MGCL, shall be irrevocable.

ARTICLE 2

COVENANTS

2.1     Further Assurances. Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Irrevocable Proxy.

ARTICLE 3

TERM

3.1     Term. The proxy granted pursuant to Section 1.1 shall be effective on the date first set forth above and shall survive until the Closing (whereupon this Irrevocable Proxy shall terminate automatically and be without further force and effect), unless terminated earlier pursuant to Section 3.2 (the “Term”). The appointment of the Proxies is intended to remain valid for the entire duration of the Term, in accordance with Section 2-507(b) of the MGCL.

3.2     Termination. This Irrevocable Proxy shall be terminated automatically upon the termination of the Reclassification Agreement in accordance with its terms.

ARTICLE 4

MISCELLANEOUS

4.1     Specific Performance. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Irrevocable Proxy were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Irrevocable Proxy pursuant to Section 3.2, the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Irrevocable Proxy and to enforce specifically the performance of terms and provisions of this Irrevocable Proxy, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

4.2     Successors and Assigns. Neither this Irrevocable Proxy, nor any of the rights, interests or obligations hereunder, shall be assigned by (i) the Company (whether by operation of Law or otherwise) without the prior written consent of RMS and the Special Committee, or (ii) RMS (whether by operation of Law or otherwise) without the prior written consent of the Company and the Special Committee; provided that a merger or consolidation involving the Company shall be permissible without the consent of RMS hereunder. Subject to the preceding sentence, this Irrevocable Proxy shall be binding upon, inure to the benefit of and be enforceable by the parties, and their respective successors and permitted assigns. Any assignment or purported assignment in violation of this provision shall be void and of no effect. Nothing herein shall be interpreted to preclude any of the actions contemplated by clauses (i), (ii) or (iii) of Section 5.3(e) of the Reclassification Agreement to the extent that such actions are permitted pursuant to the proviso set forth in Section 5.3(e) of the Reclassification Agreement.

4.3     No Third Party Beneficiaries. Nothing in this Irrevocable Proxy, express or implied, is intended or shall be construed to create any third party beneficiaries (except that the Special Committee shall be a third-party beneficiary of this Irrevocable Proxy in respect of all rights and powers afforded to the Special Committee hereunder).

4.4     Notices. All notices, requests, claims, demands and other communications hereunder shall be given in accordance with Section 8.8 of the Reclassification Agreement.

4.5     Governing Law; Jurisdiction; WAIVER OF JURY TRIAL. This Irrevocable Proxy shall be governed by the internal laws of the State of Maryland, without giving effect to the conflict of laws principles thereof. Each party irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Circuit Court for Baltimore City (Maryland) and the United States District Court for the District of Maryland (Baltimore Division), for any action or proceeding, arising out of or relating to this Irrevocable Proxy, and the actions contemplated by this Irrevocable Proxy (and agrees not to commence any action except in any such court); provided, that, with respect to any such action or proceeding filed in the Circuit Court for Baltimore City (Maryland), the parties will jointly request an assignment to the Business and Technology Case Management Program pursuant to Rule 16-308 of the Maryland Rules of Procedure. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding in the Circuit Court for Baltimore City (Maryland) or the United States District Court for the District of Maryland (Baltimore Division), and further, irrevocably and unconditionally waives, and agrees not to plead or claim in any such court, that any action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY, IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS IRREVOCABLE PROXY, AND THE ACTIONS CONTEMPLATED BY THIS IRREVOCABLE PROXY.

4.6     Entire Agreement. The Reclassification Agreement (including the exhibits and annexes attached thereto), the Reimbursement Agreement and this Irrevocable Proxy constitute the entire agreement among the parties, and supersede all prior agreements, understandings, arrangements or representations, by or among the parties, written and oral, with respect to the subject matter hereof.

4.7     Amendments. This Irrevocable Proxy may not be altered, amended or supplemented, except by an agreement in writing signed by each of the parties hereto; provided, that the Company shall not agree to amend this Irrevocable Proxy unless and until such amendment is approved by the Special Committee.

4.8     Severability. If any term or other provision of this Irrevocable Proxy is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Irrevocable Proxy shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Irrevocable Proxy so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

4.9     Counterparts. This Irrevocable Proxy may be executed in any number of counterparts (including by facsimile, portable document format (.pdf) or other electronic transmission), which together shall constitute one and the same Irrevocable Proxy. The parties may execute more than one copy of the Irrevocable Proxy, each of which shall constitute an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Irrevocable Proxy to be duly executed and delivered as of the date first written above.

FOREST CITY REALTY TRUST, INC.

By:	/s/ David J. LaRue
	Name:	David J. LaRue
	Title:	President and Chief Executive Officer

RMS, LIMITED PARTNERSHIP

By:	/s/ Joan K. Shafran
	Name:	Joan K. Shafran
	Title:	General Partner

By:	/s/ Abraham Miller
	Name:	Abraham Miller
	Title:	General Partner

By:	/s/ Sam Miller
	Name:	Sam Miller
	Title:	General Partner

By:	/s/ Charles A. Ratner
	Name:	Charles A. Ratner
	Title:	General Partner

By:	/s/ Ronald A. Ratner
	Name:	Ronald A. Ratner
	Title:	General Partner

By:	/s/ Deborah Ratner Salzberg
	Name:	Deborah Ratner Salzberg
	Title:	General Partner

By:	/s/ Brian Ratner
	Name:	Brian Ratner
	Title:	General Partner

[Signature Page to Irrevocable Proxy]